     As filed with the Securities and Exchange Commission on April 17, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 TELKONET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             UTAH                                        87-0627421
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

            902 A COMMERCE ROAD ANNAPOLIS, MARYLAND             21401
             (Address of Principal Executive Offices)         (Zip Code)

                                ---------------


                                 TELKONET, INC.
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ---------------

                                J. Gregory Fowler
                                 President & CEO
                               902 A Commerce Road
                            Annapolis, Maryland 21401
                     (Name and Address of Agent for Service)

                                 (410) 897-5900
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                                        CALCULATION OF REGISTRATION FEE
========================= ==================== ======================== ======================== ======================

Title of                  Amount               Proposed                 Proposed
Securities To             To Be                Maximum Offering         Maximum Aggregate        Amount of
Be Registered             Registered           Price Per Share          Offering Price           Registration Fee
------------------------- -------------------- ------------------------ ------------------------ ----------------------
Common Stock,             4,000,000            $1.00(1)                 $4,126,348               $380.00
$0.001 par value
========================= ==================== ======================== ======================== ======================

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 2,736,528 shares is based on $1.00 per share, the price at which these options may be exercised and the fee with respect to 1,263,472 shares is based on $1.10 per share, the average of the high and low sale prices on April 12, 2002 of the Registrant's Common Stock as reported on the over the counter bulletin board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

4.1 Telkonet, Inc. Amended and Restated Stock Incentive Plan (filed herewith)

5.1 Opinion of Blank Rome Comisky & McCauley LLP as to legality of the Common Stock and interests in the Plan being registered*

5.2 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered

23.1     Consent of Stefanou & Company, LLP*

23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Opinion filed as Exhibit 5 hereto)*

23.3     Consent of Baker & Hostetler LLP
         (included in Opinion filed as Exhibit 5 hereto)

24.1     Powers of Attorney*

* previously filed

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on this 17th day of April, 2002.

                                                     TELKONET, INC.

                                                     By:  /s/ J. Gregory Fowler
                                                          ---------------------
                                                     J. Gregory Fowler
                                                     President & CEO

                                  EXHIBIT INDEX

Exhibit Number                      Description of Exhibit
--------------                      ----------------------

4.1 Telkonet, Inc. Amended and Restated Stock Incentive Plan (filed herewith)

5.1 Opinion of Blank Rome Comisky & McCauley LLP as to legality of the Common Stock and interests in the Plan being registered*

5.2 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered

23.1     Consent of Stefanou & Company, LLP*

23.2 Consent of Blank Rome Comisky & McCauley LLP (included in Opinion filed as Exhibit 5 hereto)*

23.3     Consent of Baker & Hostetler LLP
         (included in Opinion filed as Exhibit 5 hereto)

24.1     Powers of Attorney*

* previously filed